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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-31700 and 333-48386) pertaining to the Aperian, Inc. 2000 Stock Option Plan, the Aperian, Inc. 2000 Stock Incentive Plan and the Registration Statements (Form S-3 No. 333-31726, 333-92413, 333-44666 and
333-63406)of Aperian, Inc. and the related Prospectus' of our report dated May 25, 2001, with respect to the consolidated financial statements of Aperian, Inc. included in this Annual Report (Form 10-KSB) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP
                                             ---------------------

Austin, Texas
June 27, 2001